Exhibit 99.1

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SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (hereafter, the “Agreement”) is made this 15th day of October 2008, by and between (1) Stephanie Hirsch (“Hirsch”), (2) Izzy Goldreich (“Goldreich”), (3) INCA Designs, Inc. (“INCA”), and (4) Stacy Josloff (“Josloff”). Hirsch, Goldreich, INCA, and Josloff are referred to from time to time collectively as the “Parties” and individually as a “Party.”

RECITATIONS

WHEREAS, Hirsch entered into an Employment Agreement with INCA dated as of May 21, 2007 (the “Hirsch Employment Agreement”), and pursuant thereto, for a term of five years from the effective date, was the President and Secretary of INCA;

WHEREAS, Josloff is the Chief Executive Officer and Chief Financial Officer of INCA;

WHEREAS, INCA is a publicly traded company, and Hirsch owns 13,000,000 shares of INCA stock issued pursuant to a Securities and Exchange Agreement dated as of May 21, 2007 (the “Securities Exchange Agreement”), and owns an additional 171,292,500 shares of Inca stock (the “Demand Shares”), issued upon the assignment and subsequent conversion of a Convertible Note dated June 25, 2008 from INCA to Josloff (the “Josloff Note”);

WHEREAS, coincident with the assignment to Hirsch of the Josloff Note, Hirsch executed a Demand Promissory Note to Josloff in the amount of $171,292.50 dated July 1, 2008 (the “Demand Promissory Note”);

WHEREAS, Hirsch resigned from her positions as INCA’s President and Secretary, effective September 5, 2008;

WHEREAS, Hirsch has raised a dispute with INCA pursuant to the terms of the Hirsch Employment Agreement;

WHEREAS, INCA is carrying on its books and records certain outstanding loans owing to Goldreich, in the total sum of $70,000 (the “Goldreich Loans”);

WHEREAS, there are various lease agreements between INCA and third-parties, on which Hirsch is a signatory and/or to which Hirsch is a guarantor (the “Leases”), described more fully in paragraph 4.c. below;

WHEREAS, INCA is a party to the Securities Exchange Agreement, which, among other things, contains the transfer to INCA of certain intellectual property (the “INCA IP”);

WHEREAS, the Parties have engaged in good faith discussions concerning various disputes, and the Parties now agree to terminate Hirsch’s relationship with INCA and otherwise unwind the relationship between Hirsch and INCA including but not limited to eliminating any and all obligations owed or which may be owed to each other under the Demand Promissory Note, the Goldreich Loans, and the Leases;

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NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements herein contained, and intending to be now legally bound, the Parties agree as follows:

1.	Termination of the Hirsch Employment Agreement.

a.	The Hirsch Employment Agreement was terminated, effective September 5, 2008 (the “Effective Termination Date”).

b.	Notwithstanding subparagraph 1(a) hereto, Hirsch shall be entitled to her unpaid salary through the Effective Termination Date as calculated in accordance with paragraph 5(d) of the Hirsch Employment Agreement, which the Parties agree totals a gross amount of $7,500.00, from which standard state and federal taxes will be deducted. Payment will be made to Hirsch by standard INCA payroll check or wire transfer no later than 5 business days after complete execution of this Agreement. INCA agrees to deduct all appropriate state and federal taxes from the gross amount due Hirsch under this paragraph, and to report all such deductions to the appropriate state and federal tax authorities as it would be required by law to do in the ordinary course of business for any payment of salary or other wages to any INCA employee.

c.	The Parties expressly agree that the Restrictive Covenants contained in paragraph 8 of the Hirsch Employment Agreement are waived by INCA, and thus are without continuing force or effect.

d.	Hirsch is eligible and desires to continue her existing medical insurance coverage, obtained heretofore through INCA, under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). INCA agrees to take all necessary actions in a timely manner to ensure the continuation of Hirsch’s insurance coverage under COBRA. In addition, INCA agrees to pay all insurance premiums required for continuation of such coverage for a period of the shorter of (a) six (6) months from the date of complete execution of this Agreement, or (b) until such time as Hirsch has obtained insurance coverage other than through INCA and COBRA.

e.	Hirsch acknowledges that she is entitled to no further compensation under the Hirsch Employment Agreement.

2.	Termination of the Demand Promissory Note and Transfer of the Demand Shares

a. Hirsch, INCA, and Josloff acknowledge that Hirsch is presently entitled to ownership and possession of the Demand Shares referred to in the Demand Promissory Note. Pursuant to the terms of the Demand Promissory Note, Hirsch agreed to either return the

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Demand Shares or repay the Demand Promissory Note in full upon demand by Josloff. Josloff made such demand and Hirsch has agreed to return the Demand Shares in full satisfaction of the Demand Promissory Note. In connection therewith, Hirsch agrees to sign a Stock Power with a medallion guarantee signature, a Form 4, and a Schedule 13D, in the form annexed hereto as Appendix A.

b. In exchange for good and valuable consideration, Josloff and Hirsch agree that the Demand Promissory Note, and all rights and obligations thereunder, is hereby terminated.

c. Notwithstanding any other term of this Agreement, Hirsch shall retain all existing rights with respect to the remaining 13,000,000 shares of INCA stock which she owns.

3.	Mutual Releases.

a. In consideration of the mutual promises herein, and except as expressly excluded by paragraphs 3(d) of this Agreement, below, the Parties hereby release and forever discharge any and all claims, actions, and causes of action, of any kind and nature whatsoever, whether presently known or unknown, suspected or unsuspected, against each other and any subsidiaries or affiliates, including their and their subsidiaries’ or affiliates’ present and former officers, directors, members, subsidiaries, affiliates, agents (including but not limited to Back Office Consultants, Inc., and its employees Teresa J. Bray and Donald R. Mastropietro), attorneys (including but not limited to Faun M. Phillipson, Jonathan Uretsky, the law firm of Phillipson & Uretsky, LLP, Joel Schneider, and the law firm of Sommer & Schneider LLP), employees, predecessors, successors and assigns, personal representatives, heirs, executors, estates, and administrators, which the Parties and/or their respective successors or assigns ever had, now have or hereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever arising out of or in any way connected to INCA, including, but not limited to the Hirsch Employment Agreement or the performance thereof.

b. In addition to the foregoing, Goldreich releases any and all rights whatsoever he ever had, now has or hereafter can, shall or may have, in connection with the Goldreich Loans.

c. In addition to the foregoing, Hirsch releases any rights she may have under the Leases.

d. Notwithstanding paragraph 3(a) of this Agreement, the Parties do not release, waive, or otherwise discharge any claims, actions, or causes of action, of any kind or nature whatsoever, whether presently known or unknown, suspected or unsuspected, against each other or any subsidiaries or affiliates, including their and their subsidiaries’ or affiliates’ present and former officers, directors, members, shareholders, subsidiaries, affiliates, agents, employees, predecessors, successors and assigns, personal representatives, heirs, executors, estates, and administrators, which the Parties and/or their respective successors or assigns ever had, now have or hereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever arising out of or in any way connected to the performance, breach, or other non-performance of this Agreement or any of the Parties’ obligations hereunder.

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4.	Indemnification of Hirsch and Goldreich.

a. General Indemnity. To the fullest extent permitted by applicable law, INCA shall indemnify and hold harmless Hirsch and Goldreich from and against any and all liabilities, obligations, losses, damages, fines, taxes and interest and penalties thereon, claims, demands, actions, suits, proceedings (whether civil, criminal, administrative, investigative or otherwise), costs, expenses and disbursements (including legal and accounting fees and expenses, costs of investigation and sums paid in settlement) of any kind or nature whatsoever (collectively, “Claims and Expenses”) which may be imposed on, incurred by or asserted at any time against Hirsch in any way related to INCA or any of its subsidiaries or affiliates, or arising out of or in relation to the business or affairs of INCA or any of its subsidiaries or affiliates, including but expressly not limited to (i) any actions or alleged actions taken by Hirsch in her capacity as an employee, President, or Secretary of INCA or any INCA subsidiary or affiliate, or as a member of the Board of Directors of INCA; or (ii) any actions or alleged actions taken by INCA or any of its subsidiaries or affiliates, or INCA’s or INCA’s subsidiaries’ and/or affiliates’ present and former officers, directors, members, shareholders, subsidiaries, affiliates, agents, employees, predecessors, successors and assigns, personal representatives, heirs, executors, estates, and administrators; provided that Hirsch and Goldreich shall not be entitled to indemnification hereunder for Claims and Expenses that are primarily attributable to Hirsch’s or Goldreich’s willful misconduct.

b. Advancement of Expenses. To the fullest extent permitted by applicable law, INCA shall pay the expenses (including reasonable legal fees and expenses incurred as a result of the retention of counsel of her choosing) incurred by Hirsch and/or Goldreich in defending or responding to any claim, demand, action, suit, or proceeding (whether civil, criminal, administrative, investigative or otherwise) as such expenses are incurred by Hirsch and/or Goldreich in advance of the final disposition of such matter; provided that Hirsh and Goldreich agree to repay any such expenses if it is determined by agreement between Hirsch or Goldreich and INCA, or in the absence of such an agreement, by a final judgment of a court of competent jurisdiction, that Hirsch or Goldreich is not entitled to be indemnified pursuant to paragraph 4(a) of this Agreement. In connection herewith, INCA shall have the right, but not the obligation, to defend Hirsch or Goldreich in connection with any Claims and Expenses falling within the General Indemnity set forth in subparagraph 4(a) of this Agreement.

c. Josloff Indemnification for Lease Guarantees. Notwithstanding any other term or provision of this Agreement, Josloff expressly agrees to personally indemnify and hold harmless Hirsch, to the fullest extent permitted by applicable law, from and against any and all Claims and Expenses which may be imposed on, incurred by or asserted at any time against Hirsch in any way related to any leases under which INCA or an INCA subsidiary or affiliated entity is the tenant, including but not necessarily limited to the Retail Lease dated June 13, 2006 by and between Sandy Lane Retail, LLC and INCA of South Beach LLC (“South Beach Lease”), and an Agreement of Lease Dated December 2004 originally by and between Lex Retail, LLC and AGEM Group, Inc. and subsequently assigned by AGEM Group, Inc. to INCA of Lexington Avenue LLC pursuant to a Consent to Assignment of Lease dated July 18, 2007 and additional related documents (“Lexington Avenue Lease”), including Claims and Expenses in any way related to paragraph 51 of the South Beach Lease, the Guaranty dated July 2007 by Josloff and Hirsch and executed by each in relation to the Lexington Avenue Lease, or any other lease, lease term, agreement, contract or other guaranty by which Hirsch agreed, in whole or in part, to guaranty the payment and/or performance, in whole or in part, of INCA’s or any subsidiary or affiliate of INCA’s obligations under and/or in accordance with any lease.

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d. Advancement of Expenses for Josloff Indemnification for Lease Guarantees. To the fullest extent permitted by applicable law, Josloff shall personally pay the expenses (including reasonable legal fees and expenses incurred as a result of the retention of counsel of her choosing) incurred by Hirsch in defending or responding to any claim, demand, action, suit, or proceeding (whether civil, criminal, administrative, investigative or otherwise) for which she has agreed to indemnify Hirsch in paragraph 4(c), above, as such expenses are incurred by Hirsch and in advance of the final disposition of such matter. In connection herewith, INCA shall have the right, but not the obligation, to defend Hirsch in connection with any Claims and Expenses falling within the Josloff Indemnification for Lease Guarantees set forth in subparagraph 4(c) of this Agreement.

e. Personal Guaranty of INCA’s Obligation to Indemnify Hirsch. Notwithstanding any other term or provision of this Agreement, Josloff expressly agrees that in the event of an INCA Default Event, Josloff will personally assume each and every one of INCA’s obligations under paragraphs 4(a) and 4(b) of this Agreement.

5.	INCA Default Event.

a. The occurrence of any of the following shall constitute an “INCA Default Event”: (i) INCA shall make a general assignment for the benefit of its creditors or shall file or have filed involuntarily against INCA, a petition for bankruptcy or other reorganization, liquidation, dissolution, or similar relief; (ii) a proceeding is filed against INCA seeking any relief mentioned in paragraph 5(a)(i), above and said proceeding is not discharged within sixty (60) days of the filing thereof; (iii) a trustee, receiver or liquidator shall be appointed for INCA on a substantial part of its property; or (iv) INCA shall fail to perform any of its obligations under this Agreement in a timely manner after having been notified of such failure as per the terms of paragraph 12, below, and been given reasonable opportunity to cure such failure to perform.

b. Josloff expressly agrees to personally assume each and every one of INCA’s obligations under this Agreement upon the occurrence of any INCA Default Event. Josloff agrees and acknowledges that (i) the occurrence of any INCA Default Event shall automatically result in the transfer of all of INCA’s obligations under this agreement to Josloff; (ii) that each and every such obligation would be fully enforceable against Josloff as if this Agreement were amended to expressly replace INCA as the obligor with Josloff in each such paragraph of this Agreement where, as originally drafted, INCA has an obligation of performance; and (iii) that Josloff’s assumption of INCA’s obligations pursuant to this paragraph 5(b) shall occur automatically upon the occurrence of an INCA Default Event, without any requirement that Josloff receive any notice, demand for performance, or that any other action be taken by Hirsch, INCA or any other person or entity.

6.	Intellectual Property & The INCA Brand And All Related Names.

a. In exchange for the mutual promises and other consideration specified in this Agreement, Hirsch agrees to (i) allow her registration of the trademark “INCA by Stephanie Hirsch” to expire without renewal, (ii) to abandon any and all uses, and never make use of the INCA name or any similar names or marks, including but not limited to any use of the corporation name INCAGIRL Enterprises, and (iii) to assist in the removal of the name Stephanie Hirsch from any and all documentation that pertains to the business of INCA in a timely fashion.

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b. In exchange for the mutual promises and other consideration specified in this Agreement, INCA agrees not to use the name “Stephanie Hirsch” in any manner whatsoever in connection with the INCA brand.

7.	Severability.

If any provision of this Agreement shall be construed by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall remain in effect and be interpreted so as best to reasonably effect the intent of the Parties.

8.	Individual Diligence.

Each of the Parties undertook its own diligence in deciding that this Partial Settlement Payment is appropriate when considering, negotiating, making, and executing this Agreement.

9.	Confidentiality.

The Parties agree to the confidentiality of this Agreement, all of the terms and information contained herein, all of the negotiations leading to it, all of the communications generated pursuant to it, and the implementation hereof (collectively, “Confidential Compromise Material”). The Confidential Compromise Material shall not be disclosed to any person, corporation, or other entity not a Party to this Agreement except: (i) disclosures necessary under corporate and securities laws or other disclosures to regulators, government agencies, auditors, accountants, attorneys, or customers; (ii) disclosures to lenders, insurers, accountants, auditors, or regulators; (iii) disclosures in response to a judicial order of a court of competent jurisdiction compelling disclosure or as may otherwise be required by law or be necessary to defend or assert claims by or against any party hereto in a judicial proceeding; (iv) disclosures to subsidiary, affiliate, associated, or parent companies of the Parties and their counsel; or (v) disclosures necessary and appropriate to enforce this Agreement; provided, however, that any disclosure shall only be made under appropriate assurances or circumstances of confidentiality. The Parties shall cooperate to protect the Confidential Compromise Material from disclosure. In the event of a request, motion or application seeking disclosure of the Confidential Compromise Material, the Party with knowledge of such request, motion or application shall notify the other Parties in writing immediately and in sufficient time for each Party to oppose such request, motion or application if they choose to do so. The Confidential Compromise Material shall be deemed to fall within the protection afforded compromises and offers to compromise by Rule 408 of the Federal Rules of Evidence and parallel state provisions.

10.	Construction of Agreement.

This Agreement constitutes a settlement and compromise for purposes of state and federal rules protecting against discovery and use by anyone other than the Parties. This Agreement shall be inadmissible in a suit, action or other proceeding except for purposes of enforcement of the terms of the Agreement.

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It is agreed that in entering into and performing under this Agreement, the Parties are not acting as volunteers, nor are they acting under any form of duress. The Parties acknowledge that each has reviewed drafts of this Agreement and had the opportunity to negotiate and, as mutually agreed, to revise its provisions. In any proceeding to enforce the terms, this Agreement shall be interpreted without presumption for any Party and applied to effectuate the intent of the Parties stated herein.

11. Governing Law and Dispute Resolution.

a. This Agreement shall be interpreted under and governed by the law of the State of New York (without regard to New York choice of law rules).

b. The jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall properly and exclusively lie in any federal or state court located in the State and City of New York. By execution and delivery of this Agreement, each party hereto irrevocably submits to the jurisdiction of such courts for herself or itself and in respect of her or its property with respect to such action. The parties irrevocably agree that venue would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of courts.

12. Notices.

All notices and other communications provide for herein shall be dated and in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered personally or by telecopier, receipt confirmed, (b) on the following business day, if delivered by a recognized overnight courier service, or (c) three (3) days after mailing, if sent by registered or certified mail, return receipt requested, postage prepaid, in each case, to the party to whom it is directed at the following address (or at such other address as any party hereto shall hereafter specify by notice in writing to the other parties hereto):

a. If to Hirsch:

Ms. Stephanie Hirsch

254 E 68th St. #10a

New York, NY 10065

with a copy to:

Jeffrey Pagano, Esq.

Crowell & Moring LLP

153 E. 53rd St.

New York, NY 10022

Fax: (212) 895-4201

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b. If to Goldreich

Mr. Izzy Goldreich

204 W 55th St. #301

New York, NY 10019

with a copy to:

Jeffrey Pagano, Esq.

Crowell & Moring LLP

153 E. 53rd St.

New York, NY 10022

Fax: (212) 895-4201

c. If to Josloff:

Ms. Stacy Josloff

222 E 67th (2 & 3)

Apt. A

New York, NY 10022

with a copy to:

Adam Ziffer, Esq.

Dickstein Shapiro LLP

1177 Avenue of the Americas

New York, NY 10013

Fax: (212) 277-6501

ziffera@dicksteinshapiro.com

d. If to INCA

INCA Designs, Inc.

976 Lexington Avenue

New York, NY 10021

with a copy to:

Adam Ziffer, Esq.

Dickstein Shapiro LLP

1177 Avenue of the Americas

New York, NY 10013

Fax: (212) 277-6501

ziffera@dicksteinshapiro.com

13.	Continuing Effect.

This Agreement shall be binding upon and inure to the benefit of the Parties and those whose interests depend on them, including but not limited to the Parties’ respective successors, assigns, shareholders or other capital providers, principals, agents, servants, legal representatives, directors, officers, employees and affiliates of any kind.

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14.	Integration.

This Agreement, including without limitation the Recitations which are a material part hereof, constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all prior discussions, agreements, and understandings, both written and oral, between the Parties with respect hereto.

15.	The Parties’ representations at Execution.

The Parties each represent and warrant that: (i) the person executing this Agreement on its behalf has full authority to do so and no other consents are required; (ii) it is wholly competent on its own to enter into this binding contract; (iii) it has not relied upon any representation by or on behalf of the Parties, other than those specifically set forth in the Agreement, in executing, delivering, and performing under this Agreement; (iv) the terms and conditions of this Agreement will not be disclosed except as provided herein.

16.	Execution.

This Agreement may be executed in counterparts, and the signature pages may be exchanged electronically or by telecopy. The text of the Agreement, together with accurate copies of the relevant Parties’ signatures, shall have the force and effect of an original as between those Parties.

Stephanie Hirsch

/s/ Stephanie Hirsch		Dated:	October 15, 2008

Izzy Goldreich

/s/ Izzy Goldreich		Dated:	October 15, 2008

INCA Designs, Inc.

By:	/s/ Stacy Josloff	Dated:	October 15, 2008

Stacy Josloff

/s/ Stacy Josloff		Dated:	October 15, 2008

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APPENDIX A

[FORM STOCK POWER, FORM 4, AND SCHEDULE 13D]